CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Wells Fargo Funds Trust

We consent to the use of our reports dated July 29, 2020, with respect to the financial statements of Wells Fargo Diversified Equity Fund and Wells Fargo Spectrum Aggressive Growth Fund, two of the funds comprising Wells Fargo Funds Trust, as of May 31, 2020, incorporated herein by reference and to the reference to our firm under the heading “Financial Statements” in the Prospectus/Information Statement.

/s/ KPMG LLP

Boston, Massachusetts
June 7, 2021